UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VANGUARD SCOTTSDALE FUNDS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

	STATE OF DELAWARE	SEE BELOW
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(STATE OF INCORPORATION OF ORGANIZATION) (IRS EMPLOYER
IDENTIFICATION NO.)

C/O	VANGUARD SCOTTSDALE FUNDS
P.O. BOX 2600
	VALLEY FORGE, PA	19482
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	(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Securities to be registered pursuant to Section 12(b) of the Act:

	Title of each class to be registered:	Exchange	I.R.S. Employer
Identification
Number

	Vanguard Total Corporate Bond ETF	The NASDAQ
		Stock Market LLC	82-2808566

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the
Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-11763

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Reference is made to the Trust’s Registration Statement on Form N-1A (Securities Act file number 333-11763 and Investment Company Act file number 811-07803, respectively (collectively, the "Registration Statement")), which is incorporated herein by reference.

ITEM 2. EXHIBITS

1. Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement filed on November 7, 2017.

2. Registrant's By-Laws, incorporated herein by reference to Exhibit (b) to the Registration Statement filed on November 7, 2017.

3. Form of Global Certificate for the Registrant's Securities is filed herewith.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VANGUARD WHITEHALL FUNDS

DATE: October 30, 2017	By: /s/ Laura J. Merianos
Laura J. Merianos
Assistant Secretary